SCHEDULE 14C
               Information Statement Pursuant to Section 14(c)
                       of the Securities Exchange Act 1934

Check the appropriate box:
  [X] Preliminary Information Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
  [ ] Definitive Information Statement

                           Thaon Communications, Inc.
                ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

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[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)  Title of each class of securities to which transaction applies.


      2)  Aggregate number of securities to which transaction applies:


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      pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)


      4)  Proposed maximum aggregate value of transaction:


[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    number, or the Form of Schedule and the date of its filing.

      1)  Amount Previously Paid:
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

                              INFORMATION STATEMENT
                                       OF
                          THAON COMMUNICATIONS, INC.

                    1529 West Olympic Boulevard, Suite 100
                              Los Angeles, CA 90015
                            Telephone: (213) 252-7050

We are not asking you for a proxy and you are requested not to send us a proxy.

------------------------------------------------------------------------------

          NOTICE OF SHAREHOLDERS CONSENT TO ELECT DIRECTORS, RATIFY THE
            APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS, AND AMEND THE
          COMPANY'S    ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK.

The Annual Meeting of Shareholders (the "Meeting") of Thaon Communications, Inc., a Nevada corporation ("the Company"), was convened on September 26, 2001, and adjourned due to lack of the requisite number of record holders needed to constitute a quorum. Due to the continued lack of a quorum of holders of shares held as of the record date for the Meeting, the Company obtained shareholder consent for the items set forth in the definitive proxy statement in lieu of the Meeting. Holders of a majority of the Company's outstanding capital stock, voted on November 6, 2001, pursuant to written consent, to approve and adopt all of the proposals which were to be presented at the Meeting, and to approve an amendment to the Company's articles of incorporation to increase the number of shares of the common stock, par value $0.001 ("Common Stock"), authorized for issuance from 75,000,000 to 200,000,000.

At the close of business on November 6, 2001, the Company had issued and outstanding approximately 72,337,845 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders of the Company. The Company also had 3,000,000 shares of Series A Preferred Stock held by approximately one shareholder, and 1,000,000 shares of Series B Preferred Stock held by approximately one shareholder. Holders of the Series A and Series B Preferred Stock have the same voting rights as the holders of the Common Stock. There were also 2,310,000 shares of Series D Preferred Stock held by three (3) persons. As each share of Series D Preferred Stock entitles its holder to vote twenty-five (25) shares of Common Stock, the outstanding Series D Preferred Stock on November 6, 2001 was entitled to vote 57,750,000 shares of Common Stock on matters submitted to the Company's shareholders. Thus a total of 134,087,845 shares of the Company's capital stock were entitled to vote on these matters.

On November 6, 2001, holders of approximately 80,654,464 shares entitled to vote on matters of the Company, or 60% of the outstanding capital stock entitled to vote, voted pursuant to written consent to:

o Elect Adam Anthony, Robert S. McNeill, Doug Mondo, Steve Aquavia and David Nelson to the Company's board of directors to serve until the next Annual Meeting of Shareholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal;

o Ratify the appointment of Kabani & Company, Inc. as independent public accountants for the Company for the year ending December 31, 2001; and

o Amend the Company's articles of incorporation to increase the number of shares of the Common Stock authorized for issuance from 75,000,000 to 200,000,000.

The Company is providing this Information Statement to all shareholders as notification that the holders of a majority of its outstanding capital stock voted pursuant to written consent to authorize the above actions. This Information Statement does not relate to any other event or issue.

On December 3, 2001, the Company expects to send this Information Statement to all shareholders entitled to vote on these matters. The effective date for this corporate action is expected to be December 24, 2001.

                             DESCRIPTION OF BUSINESS

Thaon Communications, Inc., a Nevada corporation (the "Company"), was incorporated under the name Engineering Services, Inc., on July 13, 1984. The Company changed its name to Deep Earth, Inc. in November of 1998. The Company was originally engaged in seeking and developing mining properties which it abandoned in 1991 becoming a dormant shell without assets or liabilities. On November 29, 1999, the Company changed its name to CastPro.com, Inc. On December 31, 1999, the Company entered into a stock for stock exchange, whereby it acquired all of the stock of CastPro.com, LLC, a California corporation ("CastPro.com") incorporated to conduct webcasts, in exchange for the issuance of 8,000,000 shares of its Common Stock. CastPro.com is in the business of webcasting events live from location and delayed webcasts over the Internet. CastPro.com has developed advanced Remote Wireless Webcast Technology (RWWT) allowing efficient on-site interactive webcasting of events ranging from concerts and sporting events to corporate press conferences.

In November 2000, the Company changed its name to Thaon Communications, Inc.

On December 29, 2000, the Company acquired all of the outstanding stock of Prime Time Media Solutions ("Prime Time") in exchange for 3,000,000 shares of its Series A Preferred Stock. Prime Time specializes in media planning and placement providing advertisers with targeted and cost-effective exposure for their media campaigns. Prime Time maintains relationships with every major television station in the country and possesses an extensive database of information relating to the performance history of each.

On April 10, 2001, the Company acquired Legal Broadcast Company ("LBC") in exchange for 1,000,000 shares of the Company's Series B Preferred Stock. LBC provides law firms, corporations and insurance companies with quality, consistency, and reliability in the creation, review, storage, and presentation of video, particularly the documentation and storage of legal depositions.

On May 8, 2001 the Company acquired EMG Visual Graphics, Inc. ("EMG") in exchange for 300,000 restricted shares of the Company's Common Stock. EMG d/b/a Eclipse Marketing

Group is a full service sales and marketing consulting firm specializing in all aspects of the branding and promotional products business.

On May 22, 2001, the Company acquired Prime Time Distribution, Inc. ("PTD") in exchange for 500,000 restricted shares of the Company's Common Stock. PTD is a direct marketing company.

The Company's current operations are conducted through its wholly owned subsidiaries, CastPro.com, Prime Time, LBC and PTD.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 6, 2001, the name, address, and the number of shares of the Common Stock, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 72,337,845 shares of Common Stock issued and outstanding, and the name and shareholdings of each director, and of all officers and directors as a group. As of November 6, 2001, each owner of 5% or more of the Common Stock also serves as a director, and in some cases, also as an officer.

--------------------------------------------------------------------------------
          Name and Address of              Number of Shares
           Beneficial Owner             Beneficially Owned (1)  Percent of Class
--------------------------------------------------------------------------------
   Executive Officers and Directors
--------------------------------------------------------------------------------
             Adam Anthony                       90,000               0.14%
         1543 W. Olympic Blvd
              Sixth Floor
         Los Angeles, CA 90015
--------------------------------------------------------------------------------
           Robert S. McNeill                    425,000              0.67%
         1543 W. Olympic Blvd
              Sixth Floor
         Los Angeles, CA 90015
--------------------------------------------------------------------------------
              Doug Mondo                        291,197              0.46%
         1543 W. Olympic Blvd
              Sixth Floor
         Los Angeles, CA 90015
--------------------------------------------------------------------------------
            David Nelson                         40,000               0.06%
       850 E. Ocean Blvd., #1301
         Long Beach, CA 90802
--------------------------------------------------------------------------------
  All Executive Officers & Directors            869,197              1.42%
              as a Group
--------------------------------------------------------------------------------

      (1) The number of shares beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-looking Information

This information statement contains forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. There are a number of factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of such forward- looking statements. We are under no duty to update any of the forward-looking statements after the date of this information statement to conform such statements to actual results. The foregoing management's discussion and analysis should be read in conjunction with the Company's financial statements and the notes herein.

General

The Company is a holding company that owns or seeks to own companies that hold a unique niche in the communications marketplace, are profitable or capable of being profitable in their own right and which stand to benefit from the trend toward "Narrowcasting" that is resulting from the use of streaming media through the Internet. The Company's corporate family is based on a business model that joins brick and mortar companies with the development of advanced technologies that can be practically applied in the marketplace. This structure has a tangible effect on future growth and should positively affect earnings as the technology is introduced into the existing business stream. During the second quarter of 2001, the company acquired 100% of the outstanding stock of three additional companies: Legal Broadcast Company, Eclipse Marketing Group and Prime Time Distribution.

As of September 30, 2001, the Company was operating through five wholly owned subsidiaries:



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


CastPro.com is a provider of live and Video On Demand (VOD) web cast productions for corporations and major event marketers. Castpro specializes in the ingestion, integration, hosting and streaming of video content through the Internet for a variety of different purposes including, but not limited to entertainment, political and corporate communications such as shareholder meetings, press release and earnings announcements, product launches and training sessions.

Prime Time Media Solutions (PTMS) is a television media planning and placement agency located in San Luis Obispo, California. PTMS provides both long form and short form television advertising placement for their customers and offers a broad range of consulting services for Direct Response Television advertising campaigns and strategic media use. PTMS has developed several in house analysis tools to continuously monitor media placement services offered, thereby allowing for the timely adjustments to media campaigns to optimize results.

Legal Broadcast Company (LBC) is a provider of video documentation and storage for the legal, insurance and corporate business sectors. LBC provides law firms, corporations and insurance companies with quality, consistency, and reliability in the creation, review, storage and presentation of video, particularly the video documentation and storage of legal depositions. The legal video production business is a rapidly expanding market with substantial profit margins and limited competition.

Eclipse Marketing Group is a full service sales and marketing consulting firm specializing in all aspects of the branding and promotional products business.

Prime Time Distribution (PTD) is a direct marketing company with three products currently being sold through direct response television, radio and through the Internet as well as being placed on retail shelves.

Subsequent to the end of the third quarter ended September 30, 2001, management determined that it's acquisition of EMG Visual Graphics dba Eclipse Marketing Group did not fit into it's overall corporate strategy, and as a result on October 1, 2001 a stock purchase agreement was entered into whereby the former owner of EMG purchased the company for 450,000 shares of the Company's restricted Common Stock, the exact amount of the original purchase plus the stock issued for debt retirement. The write off of the goodwill attributable to this acquisition will take place in the forth quarter.

Results of Operations

The following sections discuss the results of operations for the third quarter ended September 30, 2001 compared to the results of operations for the third quarter ended September 30, 2000, and for the nine months ended September 30, 2001 compared to the results of operations for the nine months ended September 30, 2000.

Settlement of Litigation with Former Officers of Prime Time. On September 30, 2001, a lawsuit initiated by Prime Time Media Solutions against Mark Jones and Chuck Cody (former officers of Prime) was settled out of court. This litigation emanated from the resignation of these officers, which resulted in the Company losing clients representing approximately 70% of PTMS' revenue for the six month period ended June 30, 2001 and the loss of future cash flow that these clients may have provided. The financial effect for the third quarter ended September 30, 2001, of PTMS losing these clients is believed by the Company to be as follows: net revenue for the quarter ended June 30, 2001 was $6,617,143 compared to net revenue for the quarter ended September 30, 2001 of $346,072, a decline of $6,271,071 for the third quarter; gross profit for the quarter ended June 30, 2001 was $659,120 verses $304,749 for the quarter ended September 30, 2001, a decline of $354,371; and net profit for the quarter ended June 30, 2001 was $154,700 compared to a net loss of $9,415 for the quarter ended September 30, 2001.

Third Quarter 2001 Vs. Third Quarter 2000. Net revenue for the third quarter ended September 30, 2001 amounted to $586,534 compared to net revenue of $92,816 for the third quarter ended September 30, 2000. Gross profit for the third quarter ended September 30, 2001 totaled $126,455 compared to gross profit of $92,816 for the third quarter ended September 30, 2000. The net loss before dividends appropriation for Preferred stockholders for the third quarter ended September 30, 2001 amounted to $1,515,459 verses a net loss of $239,144 in the third quarter ended September 30, 2000. The increase in sales for the third quarter is attributable to the contribution of Prime Time Media Solutions, Legal Broadcast Company, Prime Time Distribution and Eclipse Marketing Group and whose results are reflected for the entire quarter. The net loss of $1,515,459 for the quarter can be attributed to the cash and non cash expenses associated with increased overhead costs, consulting costs, and the lost profit opportunities associated with the business that was lost due to the resignation of the two executives at PTMS. On a per share basis, the basic and diluted net operating loss attributable to Common Stock was $.02 for the quarter ended September 30, 2001 as compared to $.004 for the quarter ended September 30, 2000.

Nine Months 2001 Vs. Nine Months 2000. Net revenue for the nine months ended September 30, 2001 were $17,805,130 compared to net revenue of $152,301 for the first nine months of 2000. Gross profit for the nine months ended September 30, 2001 totaled $1,557,883 verses gross profit of $152,301 for the nine months ended September 30,2000. The net loss before dividends appropriation for Preferred stockholders for the nine months ended September 30, 2001 amounted to $2,649,757 compared to a net loss of $777,791 for the same period ended September 30, 2000. The increase in revenue for the nine months ended September 30,2001 is attributable to the contribution of Prime Time Media Solutions. The net loss of $2,649,757 is attributable to the cash and non cash expenses associated with the three acquisitions during the period, the increased overhead costs and lost profit opportunities as discussed above, and amortization of goodwill. On a per share basis, the net operating loss attributable to Common Stock was $.04 per share for the nine months ended September 30, 2001 as compared to $.01 for the nine months ended September 30, 2000.

Liquidity and Capital Resources

As of September 30, 2001, the Company had $22,024 in cash and cash equivalents, a decrease of $10,055 from December 31, 2000. Media Receivables at September 30, 2001 totaled $1,309,225 compared to $1,713,850 at December 31, 2000. Accounts Receivable at September 30, 2001 totaled $151,918 compared to zero at December 31, 2000. Inventory at September 30, 2001was $409,564 verses zero on December 31,2000. The Company experienced negative cash flow from operating activities of $1,025,990 for the first nine months as compared to negative cash flow of

$511,806 for the nine month period ended September 30, 2000 . The net loss for the nine months of $2,649,757 was partially offset by net loan proceeds of $613,015 and proceeds from the sale of the Company's Common Stock on a private placement basis of $1,193,620. Net investing activities during the quarter were inflow of $152,912 as compared to outflow of $361,163 for the nine month period ended September 30, 2000. Net Property and Equipment of $839,463 at September 30, 2001 compares to $761,102 at December 31, 2000 and consists of computer equipment, office equipment and web cast production equipment. The increase is due to the acquisitions of subsidiaries. It is not anticipated that capital expenditures will increase substantially in future periods.

Goodwill of $12,030,288 is a result of the acquisitions during the period and represents the difference between the cost (based upon the market price of the Company's stock) of the companies acquired and the fair value of net assets of the companies acquired at the time of acquisition, less amortization for the period. Legal Broadcast Company was acquired for 1,000,000 shares of Class B convertible preferred stock, $1.00 par value. Pursuant to the agreement, the Company issued 339,600 shares of its restricted Common Stock to a related party of LBC in exchange of settlement of debt amounting to $424,500. The company also agreed to reserve 235,000 shares of its' restricted Common Stock for issuance to individual key employees. The acquisition resulted in goodwill of $4,251,446 which represents the difference in market value of the Class B convertible stock and the fair value of the net assets of Legal Broadcast Company at the time of acquisition. Prime Time Distribution was acquired for 500,000 shares of the Company's Common Stock and resulted in goodwill amounting to $1,261,244 which represents the difference in fair value of net assets of Prime Time Distribution and the market value of the shares at the time of acquisition. Eclipse Marketing Group was acquired for 300,000 shares of Common Stock and resulted in approximately $1,128,983 in goodwill arisen due to the difference in market value the Company's shares issued in the acquisition and the fair value of the net assets of Eclipse Marketing Group at the time of the acquisition. The Company plans to address the deficit working capital position through operating profits and private placement of the Company's Common Stock, should management feel it necessary to raise additional capital.

As a result of the Jones and Cody litigation, which was fully and finally settled on November 5, 2001, the Company is entitled to receive $450,000 from Jones, Cody and Media Maverick pursuant to a promissory note. The note is payable in monthly installments which shall be the greater of an increasing monthly minimum or a percentage of revenue generated by Jones, Cody and Media Maverick in the direct response television industry. Such amounts are expected to provide the Company with extra capital resources for at least the next 24 months. Although the Company is optimistic it will receive payments under this note, no assurances can be given regarding either the size or frequency of any such payments.

                            DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of Common Stock, $0.001 par value, 8,000,000 shares of preferred stock, $1.00 par value, and 42,000,000 shares of preferred stock, $0.001 par value.

There are 72,337,845 shares of the Company's Common Stock issued and outstanding. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of shares of Common Stock have no cumulative, conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

There are 3,000,000 shares of the Company's Series A Preferred Stock ("Series A") outstanding. The holders of the Series A are entitled to receive dividends at the rate of 6% per annum payable in shares of the Company's Common Stock. The Series A is convertible into shares of the Company's Common Stock, equal to the par value of the Series A being converted divided by the closing price of the Company's Common Stock at the time of closing. In no event shall the holders of the Series A be entitled to receive more than 6,000,000 shares of Common Stock upon conversion. The Series A is redeemable by the Company at any time at the rate of $1.00 per share plus accrued and unpaid dividends. Upon receipt of the redemption notice, the holders of Series A have 30 days to convert at the rate of one share of Common Stock for each share of Series A converted. There is no provision made for any sinking fund. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series A are entitled to receive $1.00 per share before the holders of Common Stock shares receive any amount as a result of a liquidation, dissolution or winding up of the Company. No dividends shall be declared or paid on the Company's Common Stock before all accumulated dividends on the Series A have been paid. The Series A holders have full voting rights with the Company's Common Stock and are entitled to elect two (2) directors.

There are 1,000,000 shares of the Company's Series B Preferred Stock ("Series B") outstanding. The holders of Series B are entitled to the same rights as the holders of Series A.

There are 2,310,000 shares of the Company's Series D Preferred Stock ("Series D") outstanding. The holders of Series D have the same rights as the holders of Series A and Series B aside from the following conversion, liquidation and voting rights. Holders of Series D have the option, at any time, to convert their shares into the same number of fully paid and nonassessable shares of the Common Stock of the Company, equal to the par value of the shares of Series A being converted plus accrued but unpaid dividends, divided by 95% of the Market Price (defined as, as of any date, the average of the daily closing price for the five consecutive trading days ending on such date of the Company's Common Stock at the time of conversion). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series D are entitled to receive $1.00 per share before the holders of Series E Preferred Stock and Series F Preferred Stock, and before the holders of Common Stock receive any amount as a result of a liquidation, dissolution or winding up of the corporation. The liquidation rights of Series D holders shall be subordinate to each sequentially earlier series, to include, but not be limited to, Series A, Series B, and Series C Preferred Stock. The Series D holders have full voting rights and are entitled to vote 25 votes per each share on all matters, voting together with the Company's Common Stock, Series A, Series B, and Series C Preferred Stock, as a class.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's Common Stock has traded on OTC Bulletin Board under the symbol "THAO" since January 2000. The table below sets forth the high and low sales prices for the Company's Common Stock for all of the quarters in 2000 and the first three quarters of 2001. The quotations below reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions:

      Year        Quarter           High        Low
      2000        First             $7.00       $5.00
                  Second            $8.00       $7.00
                  Third             $8.63       $3.00
                  Fourth            $5.35       $1.94

      Year        Quarter           High        Low
      2001        First             $2.88       $2.00
                  Second            $2.75       $0.42
                  Third             $1.39       $0.06

Shareholders

      As of November 6, 2001, there were approximately 72,337,845 shares of Common Stock issued and outstanding held by approximately 4800 shareholders of record.

Dividends on the Common Stock

      The Company has not declared a cash dividend on its Common Stock in the last two fiscal years and the Company does not anticipate the payment of future dividends. The Company may not pay dividends on its Common Stock without first paying dividends on its Preferred Stock. There are no other restrictions that currently limit the Company's ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Preferred Stock

      As of November 6, 2001 there were 3,000,000 shares of Series A issued and outstanding held by approximately one (1) shareholder, 1,000,000 shares of Series B issued and outstanding held by approximately one (1) shareholder, and 2,310,000 shares of Series D issued and outstanding held by approximately three
(3) shareholders.

      No market currently exists for the Company's preferred stock ("Preferred Stock"). Holders of the Preferred Stock are entitled to receive dividends at the rate of 6% per annum payable in shares of the Company's Common Stock. The Company has never declared or paid dividends on its Preferred Stock.

                        DIRECTORS AND EXECUTIVE OFFICERS

      Five (5) directors were elected by holders of a majority of the Company's outstanding capital stock, each to hold office until the next Annual Meeting of the Shareholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.

      The Board of Directors met or adopted actions by unanimous written consent approximately ten (10) times during the year ended December 31, 2000.

      The directors of the Company currently have terms which will end at the next annual meeting of the stockholders of the Company hereby noticed, or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.

      The following sets forth certain biographical information concerning the following persons who have been elected directors of the Company:

NAME                    POSITION                          AGE

Adam Anthony            President/CEO and Director        35

Robert S. McNeill       Vice President, Chief Financial   57
                        Officer, Secretary and Director

Doug Mondo              Director                          33

Steve Aquavia           Director                          30

David Nelson            Director                          60

Adam Anthony has been President, CEO and a Director of the Company since January 2001. Mr. Anthony is a Co-Founder of Prime Time where he served as its CEO until the Company's acquisition of Prime Time in December of 2000. A former golf All-American and touring professional, his experience in the golf industry was instrumental in carving out Prime Time's initial niche in the media industry as the agency of choice for companies utilizing golf infomercials. Mr. Anthony was the primary force behind establishing Prime Time's organizational and philosophic backbone and, in collaboration with co-founder, Mark Jones, led the company to over $50 million in annual revenues within four years of its founding. His proven organizational skills, leadership, and growth orientation are expected to achieve similar results at the Company.

Robert S. McNeill has been Vice President, Chief Financial Officer, Secretary and a Director of the Company since December 29, 2000. Mr. McNeill has over 24 years of experience in corporate finance and financial services. He served as Regional Vice President of Security Pacific National Bank, managing the Financial Institutions Department and implementing the bank's Private Banking Department. He has also served as Senior Vice President of Sanwa Bank, California, where he developed and implemented business development strategies, and as Corporate Finance Operations officer for the Midwest and Regional Vice President for Pacific National Bank. He is intimately acquainted with the financing and financial management needs of growth-stage companies, and his experience provides a vital perspective on the effective management of growth.

Doug Mondo has 15 years of experience providing technology solutions to the legal profession. He was the founder and President of The Cardomon Group a successful litigation support company since 1985. As President and CEO of Cardomon Mr. Mondo successfully established himself as a creative innovator with the ability to consistently produce profits for the company. In recognition of his success, he was elected as the president of the Young Entrepreneur's Organization, a worldwide network of business founders.

Steve Aquavia has been a Director of the Company since October 9, 2001. Mr. Aquavia is the Executive Vice President of the Company's subsidiary, Prime Time, and has over eight years of experience in the broadcast media and general advertising industries, having worked for Western International Media and Dailey & Associates. Mr. Aquavia is a graduate of the Marshall School of Business at the University of Southern California, having received an MBA in Marketing and Entrepreneurial Studies.

David Nelson has been a Director of the Company since October 9, 2001. Mr. Nelson is an inactive member of the California State Bar of California and a California Licensed Real Estate Broker. Mr. Nelson's background includes experience in the tax and audit department of Deloitte Touche, and extensive experience in strategic planning and corporate structuring. He received an L.L.D. from the University of California, Hastings College of the Law and a B.S. degree in Business Administration from the University of Colorado.

                             EXECUTIVE COMPENSATION

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of the Company during the fiscal years 2001, 2000 and 1999. The following table provides summary information for the years 2001, 2000 and 1999 concerning cash and noncash compensation paid or accrued by the Company to or on behalf of the Company's chief executive officers.

                           SUMMARY COMPENSATION TABLES

                                            Annual Compensation
                           -----------------------------------------------------
     Name and                                                Other Annual
Principal Position  Year    Salary ($)     Bonus ($)       Compensation ($)
---------------------------------------- --------------------------------------
Adam Anthony, Chief 2001     $72,000          - 0 -               - 0 -
 Executive Officer
---------------------------------------- --------------------------------------
James Ocon, Acting   2000    $49,460          - 0 -               - 0 -
  Chief Executive
      Officer
---------------------------------------- --------------------------------------
   Corey Quinn,      1999    $60,000          - 0 -               - 0 -
  Chief Executive
      Officer
---------------------------------------- --------------------------------------


                                 Long Term Compensation
                        -----------------------------------------
                                     Awards              Payouts
                        -----------------------------------------
                         Restricted Securities Underlying  LTIP     All Other
Name and Principal         Stock          Options/        Payouts  Compensation
     Position      Year  Award(s)($)       SARs(#)           ($)        ($)
-------------------------------------------------------------------------------
  Adam Anthony,    2001     - 0 -           - 0 -          - 0 -        - 0 -
 Chief Executive
     Officer
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
James Ocon, Acting  2000    - 0 -           - 0 -          - 0 -        - 0 -
 Chief Executive
     Officer
-------------------------------------------------------------------------------
Corey Quinn, Chief 1999     - 0 -           - 0 -          - 0 -        - 0 -
Executive Officer
-------------------------------------------------------------------------------

Compensation of Directors

The Company's directors are not compensated for any meeting the board of directors which they attend. Each director receives 400,000 shares of restricted Common Stock as annual compensation.

Termination of Employment and Change of Control Agreements

The Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company, a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.

Audit Committee

The Board does not utilize an Audit Committee.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and beneficial holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership and reports of changes in ownership of such equity securities of the Company. As of the date of this Proxy Statement, the Company believes that all reports which needed to be filed have been filed in a timely manner for the year ended December 31, 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 1999, the Company entered into a Share Exchange Agreement, whereby it acquired 400 shares of the common stock of CastPro.com, LLC, a California Limited Liability Company (hereinafter "LLC"), representing 100% of LLC's outstanding common stock, from the LLC shareholders, in exchange for the issuance by the Company to the LLC Shareholders of 48,000,000 shares of the Company's Common Stock. In addition, and the Company issued a total of 4,950,000 shares of its Common Stock in 1999 to two of the Company's creditors, in exchange for the cancellation of $825,000 in principal and accrued interest owed by the Company to said entities. In 2000, the Company issued a total of 3,810,000 shares of its Common Stock in exchange for cancellation of $635,000 in principal and accrued interest to said creditors. In 2000, the Company also issued 200,000 shares of its Common Stock for consulting fees of $100,000.

On December 29, 2000 the Company acquired all of the outstanding stock of Prime Time Media Solutions in exchange for 2,000,000 shares of Series A Preferred Stock of the Company. An additional 1,000,000 shares of Series A Preferred Stock were placed into escrow subject to allianment of specific gross revenues and pre-tax net income for the year ended December 31, 2001.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANT

Holders of a majority of the Company's outstanding capital stock voted pursuant to written consent to ratify the appointment of Kabani & Company, Inc. as the Company's independent certified public accountants for the year ending December 31, 2001.

Audit Fees.

For the fiscal year ended December 31, 2000, Kabani & Company, Inc. billed the Company $115,000 for the audit of the Company's annual financial statements for the year then ended. No reviews were conducted by the auditors for any Form 10-QSB for that fiscal year.

Financial Information Systems Design and Implementation Fees.

None

All Other Fees.

None

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Effective February 15, 2001, Brad Haynes resigned as the Company's independent accountant. The reports of Brad Haynes on the financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope, or accounting principles during the past two years or the interim period to September 30, 2000.

During the past two fiscal years and all subsequent interim periods through the date of resignation on February 15, 2001, there were no disagreements between the Company and Brad Haynes, whether or not resolved, on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure which, if not resolved to Brad Hayne's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Further during the past two fiscal years the audit reports issued by Brad Hayne's did not contain an adverse opinion or disclaimer of opinion, or were qualified as to uncertainly, audit scope or accounting principles.

On February 15, 2001, the Company engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for the Company, Prior to February 15, 2001, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

The decision to change accountants was recommended and approved by the Board of Directors of the Company.

                             2000 STOCK OPTION PLAN

Holders of a majority of the Company's outstanding capital stock voted pursuant to written consent to ratify the Company's 2000 Non-Qualified Stock Option Plan ("2000 Plan"). As such ratification by the Company's shareholders was not statutorily required, additional disclosure hereunder is not necessary. The Company plans to register the shares of Common Stock offered pursuant to the 2000 Plan on Form S-8.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

Holders of a majority of the Company's outstanding capital stock, voted on November 6, 2001, pursuant to written consent, to approve an amendment to the Company's articles of incorporation to increase the number of shares of the Common Stock authorized for issuance from 75,000,000 to 200,000,000.

The Company is a Nevada corporation. Nevada law requires that a domestic corporation amend its articles of corporation to increase its authorized stock. Therefore, the Company's articles of incorporation will be amended, effective on December 24, 2001, to reflect the increase in the number of shares of the Common Stock authorized for issuance from 75,000,000 to 200,000,000.

The purpose of the increase in the number of authorized shares of the Common Stock is to provide additional shares for issuance in the future for general corporate purposes. The additional shares of Common Stock would be available for sale to raise capital, for issuance to consultants, or for any other lawful corporate purpose in the discretion of the Company's board of directors.

                              FINANCIAL STATEMENTS

The Company's financial statements for the fiscal year ended December 31, 2000 and the period ended September 30, 2001 have been audited by Kabani & Company, Inc. and are found herein beginning on Page F-1.

                        UNDERTAKING REGARDING FORM 10-KSB

The Company hereby undertakes to provide without charge to each shareholder entitled to vote on each matter submitted to a vote of shareholders of the Company, on the written request of any such person, a copy of the Company's Form 10-KSB for the year ending December 31, 2000. A copy of any exhibit to the Company's Form 10-KSB may also be obtained from the Company at no charge upon written request for each such exhibit requested. Such written requests should be sent to Adam Anthony at our headquarters at 1529 West Olympic Boulevard, Suite 100, Los Angeles, CA 90015.


                                    SIGNATURE

By order of the board of directors,
/s/ Adam Anthony
--------------------------------
Adam Anthony, Chief Executive Officer

Los Angeles, California
November 21, 2001

                          THAON COMMUNICATIONS, INC.
                         (FORMERLY, CASTPRO.COM, INC.)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS:
       Cash & cash equivalents                                  $        22,024
       Media receivable, net                                          1,309,225
       Accounts receivable                                              151,918
       Inventory                                                        409,564
       Prepaid expenses                                                 227,216
       Prepaid media expenses                                            13,214
       Note receivable - related parties                                498,050
       Other current assets                                             252,531
                                                                 --------------
                Total current assets                                  2,883,742

PROPERTY AND EQUIPMENT, net                                             839,463

OTHER ASSETS:
       Goodwill, net                                                 12,030,288
       Deposits                                                          81,397
                                                                 --------------
                                                                 $    15,834,890
                                                                 ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable                                         $       653,429
       Accrued expenses                                                 184,126
       Media payable                                                  3,934,922
       Deferred media revenue                                            36,275
       Note payable-current                                             261,642
       Note payable-related parties                                     117,750
       Advances                                                         422,781
       Dividends Payable                                                118,750
       Customers Credits                                                 30,194
                                                                 --------------
                Total current liabilities                             5,759,869

Note Payable - Long term                                                182,233

COMMITMENTS

STOCKHOLDERS' EQUITY
       Preferred stock, $1 par value, authorized shares 25,000,000 Class A convertible 6 % preferred stock, $1 par value; issued and outstanding shares, 2,000,000 2,000,000 Class B convertible 6% preferred stock, $1 par value; issued and outstanding shares, 2,000,000 1,000,000 Class C convertible 6% preferred stock, $1 par value; issued and outstanding shares, 500,000 500,000 Common stock, $.001 par value; Authorized shares 75,000,000; issued and outstanding 71,403,866 71,404 Additional paid in capital 11,958,295 Prepaid consulting fees (1,109,120) Accumulated deficit (4,527,791)
                                                                 --------------
                Total stockholders' equity                            9,892,788
                                                                 --------------
                                                                 $   15,834,890
                                                                 ==============

The accompanying notes are an integral part of these consolidated financial statements.

                                 THAON COMMUNICATIONS, INC.
                               (FORMERLY, CASTPRO.COM, INC.)
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (UNAUDITED)

                                            Three Months Ended          Nine Months Ended
                                               September 30,              September 30,
                                          -----------------------    -----------------------
                                             2001         2000          2001        2000
                                          -----------  ----------    ----------  -----------
Net revenue                               $   586,534  $   92,816   $17,805,130  $   152,301

Cost of revenues                              460,079           -    16,247,247            -
                                          -----------  ----------    ----------  -----------
Gross profit                                  126,455      92,816     1,557,883      152,301

Operating expenses                          1,638,753     331,160     4,194,963      929,292
                                          -----------  ----------    ----------  -----------
Loss from Operations                      (1,512,298)   (238,344)    (2,637,080)   (776,991)

Non-Operating Income (expense):
    Interest expense                         (23,768)           -       (32,043)           -
    Other                                      20,607           -        24,166            -
                                          -----------  ----------    ----------  -----------
    Total non-operating income (expense)      (3,161)           -        (7,877)           -

Loss before income taxes                  (1,515,459)   (238,344)    (2,644,957)   (776,991)

Provision for income taxes                          -         800         4,800          800
                                          -----------  ----------    ----------  -----------
Net loss                                  (1,515,459)   (239,144)    (2,649,757)   (777,791)

Dividend requirement of Preferred stock      (46,250)           -      (118,750)           -
                                          -----------  ----------    ----------  -----------
Net loss applicable to Common
   shareholders                          $(1,561,709)  $(239,144)   $(2,768,507) $ (777,791)
                                          ===========  ==========    ==========  ===========
Basic and diluted weighted average number
    of common stock outstanding*           65,962,044  59,127,957    62,130,918   56,591,366
                                          ===========  ==========    ==========  ===========
Basic and diluted net loss per share      $    (0.02)  $  (0.004)    $   (0.04)  $    (0.01)
                                          ===========  ==========    ==========  ===========


* The Basic and diluted weighted average number of common stock outstanding have been adjusted retroactively to effect recapitalization upon reverse merger on December 31, 1999 and forward stock split of 3:1 on July 25, 2000 and 2:1 on November 20, 2000.





The accompanying notes are an integral part of these consolidated financial statements.

                                THAON COMMUNICATIONS, INC.
                               (FORMERLY, CASTPRO.COM, INC.)
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2001 AND 2000
                                        (UNAUDITED)

                                                                   2001           2000
                                                               ------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                   $(2,649,757)   $   (777,791)
    Adjustments to reconcile net loss to net cash used in
    operating activities (net of acquisitions):
       Depreciation and amortization                                651,795          84,600
       Issuance of shares for compensation and
           consulting services                                      472,586               -
       (Increase) / decrease in current assets:
           Accounts receivable                                      143,780        (42,937)
           Media receivable                                         404,625               -
           Inventory                                                 68,455               -
           Prepaid expenses                                         334,575          15,817
           Deposits                                                  24,794          97,167
           Other assets                                           (240,190)           1,433
       Increase / (decrease) in current liabilities:
           Accounts payable                                         288,829       28,846.00
           Accrued expenses                                        (17,535)          81,059
           Deferred media revenue                                 (962,597)               -
           Media payable                                            706,227               -
           Customer Credits                                       (251,577)               -
                                                               ------------   -------------
       Net cash used in operating activities                    (1,025,990)       (511,806)
                                                               ------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Cash received from acquisition of business                   148,850               -
       Disposal of property & equipment                               4,062       (361,163)
                                                               ------------   -------------
       Net cash provided by (used in) investing activities          152,912       (361,163)
                                                               ------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
       Net Proceeds from notes receivable                           613,015               -
       Payments on notes payable                                  (943,612)          77,250
       Proceeds from sale of common stock                         1,193,620         685,000
                                                               ------------   -------------
       Net cash provided by financing activities                    863,023         762,250
                                                               ------------   -------------
NET DECREASE IN CASH & CASH EQUIVALENTS                            (10,055)       (110,719)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE                           32,079        130,943
                                                               ------------   -------------
CASH & CASH EQUIVALENTS, ENDING BALANCE                        $     22,024   $      20,224
                                                               ============   =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid                                              $      7,000   $           -
                                                               ============   =============
Interest paid                                                  $     21,100   $         198
                                                               ============   =============


  The accompanying notes are an integral part of these consolidated financial statements.

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM,INC.)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


1.    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Company was originally incorporated under the name Engineering Services, Inc. (a Nevada Corporation), on July 13, 1984. The Company changed its name to Deep Earth, Inc. in November of 1998. The Company was originally engaged in the activity of seeking and developing mining properties and has been inactive after 1991, and became essentially a dormant shell without assets or liabilities. On November 29, 1999, the Company changed its name to Castpro.com, Inc. On December 31, 1999, the Company entered into a stock for stock exchange, whereby it acquired all of the stock of Castpro.com, LLC, a newly organized California corporation formed to conduct the web cast business, in exchange for the issuance of 8,000,000 additional shares of its Common Stock. On December 29, 2000, the Company entered into a stock for stock exchange, whereby it acquired all of the outstanding stock of PTS TV, Inc, a Texas corporation (PTS) doing business of acquiring and selling media time. On November 27, 2000, the Company changed its name to Thaon Communications, Inc. Prior to October 1, 2000, the Company was a developmental stage company. On April 10, 2001, the Company consummated the acquisition of all of the outstanding stock of Legal Broadcast Company (LBC) in exchange for 1,000,000 shares of Series B convertible preferred stock. On May 8, 2001, the Company consummated the acquisition of EMG Visual Graphics, Inc. (EMG) in exchange for 300,000 restricted shares of the Company's common stock. On May 22, 2001, the Company consummated the acquisition of Prime Time Distribution, Inc. ("PTD") in exchange for 500,000 restricted shares of the Company common stock.

Quinntal, International (California Incorporated) was formed on January 12, 1999. Quinntal, International changed its name to CASTPRO.COM, LLC ("LLC") on August 6, 1999. The LLC is a provider of live and Video On Demand (VOD) web cast productions for corporations and major event marketers. The LLC specializes in the ingestion, integration, hosting and streaming of video content through the Internet for a variety of different purposes including, but not limited to entertainment, political and corporate communications such as shareholder meetings, press release and earnings announcements, product launches and training sessions.

PTS was formed on May 23, 1996. PTS is a media planning and placement agency specializing in direct response advertising on television. PTS has an extensive database of media rates and performance that it uses to craft intelligent media flight schedules for clients who market a variety of different products directly to consumers through infomercials and regular short form commercials.

LBC was incorporated on May 9, 2000 in the State of Nevada under the name of PASOVIDEO.COM, Inc. LBC filed a certificate of amendment to change its name to Legal Broadcast Company on March 7, 2001. LBC provides law firms, corporations and insurance companies with service of the creation, review, storage, and presentation of video, including the video documentation and storage of legal depositions. LBC offers products that provide real time interactivity and allow attorneys to view legal events such as depositions, hearings, and trials remotely over the Internet.

EMG was incorporated on June 6, 1996 in the State of California under the name of EMG Visual Graphics, Inc. EMG operates its business as Eclipse Marketing Group as well as EMG Visual Graphics, Inc. EMG is a full service sales and marketing consulting firm specializing in all aspects of the branding and promotional products business. Eclipse assists corporate clients with the design, product section, market segmentation, audience analysis, sourcing and fulfillment of premium and promotional products.

PTD was incorporated in the state of Nevada on March 5, 1999. PTD is a direct marketing company with three products currently being sold through direct response television, radio and through the Internet as well as being placed on retail shelves.

                             THAON COMMUNICATIONS, INC.
                           (FORMERLY, CASTPRO.COM, INC.)
                NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Basis of presentation

The accompanying unaudited condensed consolidated interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited consolidated financial statements for the year ended December 31, 2000 was filed on April 5, 2001 with the Securities and Exchange Commission and are hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three-month and nine-month periods ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

2.    PRINCIPLES OF CONSOLIDATION

The Consolidated Financial Statements include the accounts of Thaon Communication, Inc. and its wholly owned subsidiaries CASTPRO.COM, LLC, Prime Time Media Solutions, Legal Broadcast Company, EMG Visual Graphics, Inc. and Prime Time Distribution, Inc. All significant inter-company transactions and balances have been eliminated for the nine months and three months ended September 30, 2001 and 2000.

3.    RECENT PRONOUNCEMENTS

In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness, and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument first becomes convertible. Management is in the process of evaluating the requirements of EITF 00-27, but does not expect this pronouncement will materially impact the Company's financial position or results of operations.

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." These statements make significant changes to the accounting for business combinations, goodwill, and intangible assets.

SFAS No. 141 establishes new standards for accounting and reporting requirements for business combinations and will require that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method will be prohibited. This statement is effective for business combinations completed after June 30, 2001.

SFAS No. 142 establishes new standards for goodwill acquired in a business combination and eliminates amortization of goodwill and instead sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that period. This statement becomes effective January 1, 2002.
Management is in the process of evaluating the requirements of SFAS No. 141 and 142 and expects these pronouncements will materially impact the Company's financial position or results of operations.

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002.

                             THAON COMMUNICATIONS, INC.
                           (FORMERLY, CASTPRO.COM, INC.)
                NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business.

Management is in the process of evaluating the requirements of SFAS No. 143 and 144 but does not expect these pronouncements will materially impact the Company's financial position or results of operations.

4.    STOCKHOLDERS' EQUITY

Stock Split

On July 14, 2000, the Board of Directors of the Company declared a 3 for 1 forward stock split of the Company's common stock, effective July 21, 2000 for shareholders of record on July 17, 2000. On November 20, 2000, the Company affected a 2-for-1 stock split of its common stock and increased the number of authorized shares to 75,000,000 common and 25,000,000 preferred. All share and per share data have been retroactively restated to reflect these stock split, change in the authorized shares.

Preferred Stock

On November 28, 2000, the Company amended its Certificate of Incorporation to provide for the issuance of preferred stock. The Company is authorized to issue 25,000,000 shares of preferred stock of $1 par value. In connection with the acquisitions of PTS, the Company issued 2,000,000 shares of series A convertible preferred stock of the Company. The Company also placed in escrow 1,000,000 shares of series A convertible preferred stock which are deliverable subject to attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by PTS. The Company also agreed to use its best efforts to raise capital and contribute one third of such raise to the capital of PTS up to a maximum amount of $1,000,000. The class A convertible preferred stock is entitled to receive 6% per annum dividend, in preference to any other class. Class A convertible preferred stock, at the option of the holder thereof, is convertible into fully paid share of common stock, equal to the par value of the Class A convertible preferred stock being converted plus accrued and unpaid dividends, divided by 95% of the market price of the common stock. The class A convertible preferred stock is redeemable by the corporation at any time at the rate of $1.00 plus accrued and unpaid dividends. Upon receipt of notice of redemption, the holders of preferred stock will have 30 days to convert class A convertible preferred stock into common stock.

On April 10, 2001, the Company consummated the acquisition of all of the outstanding stock of Legal Broadcast Company (LBC). In connection with the acquisitions of LBC, the Company issued 1,000,000 shares of series B convertible preferred stock of the Company. Class B convertible preferred stock is entitled to receive 6% per annum dividend payable in fully paid and nonassessable shares of the Company's common stock, in preference to any other class and in parity to any other class of preferred stock. Class B convertible preferred stock, at the option of the holder thereof, is convertible into fully paid shares of common stock, equal to the par value of the Class B convertible preferred stock being converted plus accrued and unpaid dividends, divided by 95% of the market price of the common stock. The class B convertible preferred stock is redeemable by the corporation at any time at the rate of $1.00 plus accrued and unpaid dividends. Upon receipt of notice of redemption, the holders of preferred stock will have 30 days to convert Class B convertible Preferred stock into common stock. The Series B Preferred stocks are redeemable by the Company at any time at rate of $1.00 per share plus accrued and unpaid dividends. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders the Series B

                             THAON COMMUNICATIONS, INC.
                           (FORMERLY, CASTPRO.COM, INC.)
                NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Preferred stock are entitled to receive $1.00 per share before the holders of common stock and any other class or series of preferred stock issued to date.

On September 10, 2001, the Company settled a debt amounting $500,000 by issuing 500,000 shares of series C convertible preferred stock of the Company. Class C convertible Preferred stock is entitled to receive 6% per annum dividend payable in fully paid and nonassessable shares of the Company's common stock. Class C convertible Preferred stock, at the option of the holder thereof, is convertible into fully paid share of common stock, equal to the par value of the Class C convertible Preferred stock being converted plus accrued and unpaid dividends, divided by 95% of the market price of the common stock. The Class C convertible Preferred stock is redeemable by the corporation at any time at the rate of $1.00 plus accrued and unpaid dividends. Upon receipt of notice of redemption, the holders of preferred stock will have 30 days to convert Class C convertible Preferred stock into common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders the Series C Preferred stock are entitled to receive $1.00 per share before the holders of common stock issued to date.

Common stock

In 2000, the Company issued a total of 3,810,000 shares of its common stock to the Company's creditors, in exchange for the cancellation of $635,000 in principal and accrued interest owed by the Company to said creditors.

In 2000, the Company issued a total of 200,000 shares of its common stock to a consultant against the consulting fees of $100,000.

In the three month period ended June 30, 2001, the Company issued 300,000 restricted shares of its common stock in connection with the acquisitions of EMG Visual Graphic, 500,000 restricted shares of its common stock in connection with the acquisition of Prime Time Distribution, Inc., 339,600 shares of its restricted common stock to a related party of LBC in exchange of settlement of debt amounting $424,500 and 150,000 shares of its restricted common stock to creditors of EMG in exchange of settlement of debt amounting $150,000.

During the second quarter of 2001, the Company issued common stocks in exchange of various services to following parties:

The Company issued 57,669 shares of common stock in exchange of rental charges amounting $90,000. The Company issued 33,333 shares of common stock in exchange of Legal services amounting $15,667. The Company issued 400,000 shares of common stock to an unrelated party for consulting service amounting $940,000 to be provided over a five year period beginning April 2001. The Company issued 200,000 shares of common stock to a related party for consulting service amounting $224,000 to be provided over a three year period beginning June 2001. The Company issued 100,000 shares of common stock to an unrelated party for consulting service amounting $112,000 to be provided over a one year period beginning June 2001. The Company issued 37,250 shares of common stock to various employees for compensation amounting $41,395. During the six month period ended June 30, 2001, the Company issued 631,289 shares of its common stock for cash amounting $577,115, net of commissions paid amounting $371,587.

During the third quarter of 2001, the Company issued common stock in exchange of various services to following parties:

The Company issued 85,622 shares of common stock to a related party for consulting services and lease rentals amounting $59,424. The company issued 116,197 shares of common stock to various employees for compensation amounting $52,450. The Company issued 6,857,443 shares of common stock for settlement of debt amounting $500,000, consulting fees of $187,500 and prepaid consulting fees of $62,500. The valuation of shares is based on management's best estimate of the fair value of such number of shares. During the three month period ended

                             THAON COMMUNICATIONS, INC.
                           (FORMERLY, CASTPRO.COM, INC.)
                NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


September 30, 2001, the Company issued 1,802,063 shares of its common stock for cash amounting $616,505, net of commissions paid amounting $122,238.

Advance Subscriptions

As of March 31, 2000, the Company has received $422,781 in advance subscription for 94,114 common shares to be issued subsequent to the year-end. The Company has not issued any such shares through September 30, 2001. The advance subscription has been presented as a part of current liabilities in the financial statements as of September 30, 2001.

5.    SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The cash flow statements do not include following non-cash investing and financing activities:

(1) On April 10, 2001, the Company consummated the acquisition of all of the outstanding stock of Legal Broadcast Company in exchange for 1,000,000 shares of Series B convertible preferred stock. In addition, the Company issued 339,600 shares of its restricted common stock to a related party of LBC in exchange of settlement of debt amounting $424,500.

(2) On May 8, 2001, the Company consummated the acquisition of EMG Visual Graphics, Inc. (EMG) in exchange for 300,000 restricted shares of the Company's common stock. The Company also issued 150,000 shares of its restricted common stock to creditors of EMG in exchange of settlement of debt amounting $150,000.

(3) On May 22, 2001, the Company consummated the acquisition of Prime Time Distribution, Inc. ("PTD") in exchange for 500,000 restricted shares of the Company common stock.

The cash flow statement do not include acquisition of the following assets and liabilities of the acquired companies:

                        Current assets          $   1,096,953
                        Non-current assets      $     260,855
                        Current liabilities     $   1,794,757
                        Long term liabilities   $     176,031

(4) During the nine month period ended September 30, 2001, the Company issued 1,030,071 shares of common stock to various parties for compensation, consulting, rental and legal services amounting $285,086 and prepaid consulting fees of $1,182,350 and prepaid rental expense of $67,500. The Company issued 6,857,443 shares of common stock for settlement of debts amounting $500,000, consulting fees of $187,500 and prepaid consulting fees of $62,500.

6.    ACQUISITION

On December 29, 2000, the Company acquired all of the outstanding stock of PTS TV, Inc. (a Texas Corporation) in exchange for 2,000,000 shares of Class A convertible preferred stock of the Company. The Company also placed in escrow 1,000,000 shares of Class A convertible preferred stock which are deliverable subject to attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by PTS. The

                             THAON COMMUNICATIONS, INC.
                           (FORMERLY, CASTPRO.COM, INC.)
                NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


preferred stock was valued at $2.25 per share which approximates the per share market price of the common stock of the Company at the time of acquisition. The acquisition was accounted for by the purchase method of accounting. The results of operations of PTS and the estimated fair value of assets acquired and liabilities assumed are included in the financial statements from the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill amounting $5,871,861.

On April 10, 2001, the Company consummated the acquisition of all of the outstanding stock of Legal Broadcast Company in exchange for 1,000,000 shares of Series B convertible preferred stock. The Company also agreed to issue one share of its Class B Preferred Stock for each dollar of the LBC's pre-tax income as audited, during each of the twelve-month periods ending on December 31, 2001 and 2002. The maximum number of shares under such arrangement that could be issued is up to 1,000,000 shares Class B Preferred Stock. Under the agreement, the president of LBC received 200,000 restricted shares of common stock of the Company and is to be issued additional 200,000 restricted shares of common stock, six months after the closing, for taking a seat on the Management Advisory Board of the Company. Pursuant to the agreement, the Company issued 339,600 shares of its restricted common stock to a related party of LBC in exchange of settlement of debt amounting $424,500. The Company agreed to reserve 235,000 shares of its restricted common stock for issuance to individual key employees. The acquisition was accounted for by the purchase method of accounting. The results of operations of LBC and the estimated fair value of assets acquired and liabilities assumed are included in the financial statements from the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill amounting $4,251,446.

On May 8, 2001, the Company consummated the acquisition of EMG Visual Graphics, Inc. (EMG) in exchange for 300,000 restricted shares of the Company's common stock. The Company also agreed to issue one share of its common stock for each dollar of the EMG's pre-tax income as audited, during each of the twelve-month periods ending on December 31, 2001 and 2002. The maximum number of shares under such arrangement that could be issued is up to 1,000,000 shares of common stock. Pursuant to the agreement, the Company issued 150,000 shares of its restricted common stock to creditors of EMG in exchange of settlement of debt amounting $150,000. The acquisition was accounted for by the purchase method of accounting. The results of operations of EMG and the estimated fair value of assets acquired and liabilities assumed are included in the financial statements from the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill amounting $1,128,983.

On May 22, 2001, the Company consummated the acquisition of Prime Time Distribution, Inc. ("PTD") in exchange for 500,000 restricted shares of the Company common stock. The Company also agreed to issue one share of its common stock for each dollar of the PTD's pre-tax income as audited, during each of the twelve-month periods ending on December 31, 2001 and 2002. The maximum number of shares under such arrangement that could be issued is up to 10,000,000 shares of common stock. The acquisition was accounted for by the purchase method of accounting. The results of operations of PTD and the estimated fair value of assets acquired and liabilities assumed are included in the financial statements from the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill amounting $1,261,244.

The goodwill is being amortized over a 15-year period. Total amortization of goodwill for the nine-month ended September 30, 2001 is $483,246.

7.    BASIC AND DILUTED NET LOSS PER SHARE

Basic and diluted net loss per share for the three and nine month periods ended September 30, 2001 and 2000 were determined by dividing net loss for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. 134,334 shares of common stock to be issued are regarded as common stock equivalents and are considered in diluted net loss per share calculations. Diluted loss per share is

                             THAON COMMUNICATIONS, INC.
                           (FORMERLY, CASTPRO.COM, INC.)
                NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

equal to the basic loss per share because the assumed conversion of the Series A and B preferred stock and the assumed exercise of outstanding stock purchase options have not been included as the effect would be anti-dilutive.

8.    SUBSEQUENT EVENT

On July 2, 2001, Mark Jones, President of Prime Time Media Solutions (PTMS), a wholly owned subsidiary of the Company, and a Director of the Company and Chuck Cody, Vice President of PTMS, resigned their positions with PTMS. PTMS filed suit against Messrs. Jones and Cody, alleging that they were in breach of their employment agreements with PTMS and had breached fiduciary duties to PTMS. On July 10, 2001 PTMS was granted a Temporary Restraining Order that forbids Jones, Cody and their new entity, Media Maverick, Inc. from soliciting PTMS clients and/or employees or competing with PTMS in any way. The litigation was settled out of court on November 5, 2001 whereby all documents relating to the settlement of litigation between PTMS and Media Maverick, Inc., Mark Jones and Chuck Cody were signed and delivered. Under the terms of the settlement, all claims between the parties are released, the litigation will be dismissed, and the former officers will be allowed to be active in the direct response television industry. In exchange, the former President and Vice President surrendered 100% of the Thaon preferred stock received by them in connection with Thaon's acquisition of PTMS on December 29th, 2000. In addition, the former President and Vice President have agreed to pay $450,000 to Prime Time Media Solutions subject to certain conditions being met, and have executed a promissory note in that amount.

The litigation was the result of the resignation of these two officers of PTMS which caused the company losing its clients who provided approximately 70% of its revenue for the six months period ended June 30, 2001 and loss of the corresponding future cash flow that they may have provided.

Effective October 1, 2001, the Company sold EMG Visual Graphics, Inc, dba Eclipse Marketing Group to its original owner for 450,000 shares of the Company's common stock.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders and Board of Directors
Thaon Communication, Inc:

We have audited the accompanying consolidated balance sheet of Thaon Communication, Inc. (formerly, Castpro.com, Inc.), a Nevada Corporation and the subsidiaries (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of December 31, 1999 and for the year then ended, were audited by other auditor whose report dated February 24, 2000, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Thaon Communication, Inc. and subsidiaries as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


By: /s/ Kabani & Company, Inc.
------------------------------
        KABANI & COMPANY, INC.
        CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley, California
March 24, 2001

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                             ASSETS                                  2000           1999
                                                                  -----------    -----------
CURRENT ASSETS:
         Cash & cash equivalent                                   $    32,079    $   130,943
         Media receivable, net                                      1,713,850           --
         Prepaid expenses                                              32,964         44,124
         Prepaid media expenses                                       376,942           --
         Note receivable - related parties                            868,476           --
         Other current assets                                          11,229           --
                                                                  -----------    -----------
                   Total current assets                             3,035,540        175,067

PROPERTY AND EQUIPMENT, net                                           761,102        281,706

OTHER ASSETS:
         Note receivable - Others                                     231,660           --
         Goodwill, net                                              5,871,861           --
         Deposits                                                      33,322         99,777
                                                                  -----------    -----------
                                                                  $ 9,933,485    $   556,550
                                                                  ===========    ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
         Accounts payable                                         $   252,652    $      --
         Accrued expenses                                             174,955         21,800
         Media payable                                              3,228,695           --
         Deferred media revenue                                       998,872           --
         Note payable-current                                         126,400           --
         Customers Credits                                            281,492           --
                                                                  -----------    -----------
                   Total current liabilities                        5,063,066         21,800

Note Payable - Long term                                              138,922           --

COMMITMENTS

STOCKHOLDERS' EQUITY
         Class A convertible preferred stock, $1 par value;
         authorized shares, 25,000,000; issued
         and outstanding shares, 2,000,000 in 2000, -0- in 1999     2,000,000           --
         Common stock, $.001 par value;
         Authorized shares 100,000,000; issued and outstanding
         59,291,000 in 2000, 55,281,000 in 1999                        59,294         55,284
         Additional paid in capital                                 4,008,706        777,716
         Advance subscription                                         422,781           --
         Accumulated deficit                                       (1,759,284)      (298,250)
                                                                  -----------    -----------
                   Total stockholders' equity                       4,731,497        534,750
                                                                  -----------    -----------
                                                                  $ 9,933,485    $   556,550
                                                                  ===========    ===========

                  The accompanying notes are an integral part
                   of these consolidated financial statements

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999

                                         2000                        1999
                                     ------------                ------------
Net revenue                          $    190,271                $       --

Total operating expenses                1,649,297                     297,450
                                     ------------                ------------
Loss from Operations                   (1,459,026)                   (297,450)

Non-Operating Income (expense):
           Interest expense                  (408)                       --
                                     ------------                ------------
Loss before income taxes               (1,459,434)                   (297,450)

Provision for income taxes                  1,600                         800
                                     ------------                ------------
Net Loss                             $ (1,461,034)               $   (298,250)
                                     ============                ============
Basic weighted average number of
    common stock outstanding*          57,256,479                   2,476,068
                                     ============                ============
Basic net Loss per share             $      (0.03)               $      (0.12)
                                     ============                ============

Diluted weighted average number of
    common stock outstanding*          57,369,834                   2,476,068
                                     ============                ============
Diluted net Loss per share           $      (0.03)               $      (0.12)
                                     ============                ============

* The Basic and diluted weighted average number of common stock outstanding have been adjusted retroactively to effect recapitalization upon reverse merger on December 31, 1999 and forward stock split of 3:1 on July 25, 2000 and 2:1 on November 20, 2000.

                  The accompanying notes are an integral part
                   of these consolidated financial statements

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999

                                                                  1999         2000
                                                               -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                   $(1,461,034) $ (298,250)
    Adjustments to reconcile net loss to net cash used in
      operating activities (net of acquisitions):
         Depreciation and amortization                              94,411      32,297
         Issuance of shares for consulting services                100,000       8,000
    (Increase) / decrease in current assets:
         Media receivable                                          (12,744)        --
         Prepaid expenses                                           28,857     (44,124)
         Deposits                                                   71,355    (103,244)
         Other assets                                               (2,150)     (1,433)
    Increase / (decrease) in current liabilities:
         Accounts payable                                          179,039         --
         Accrued expenses                                          125,001      26,700
         Media payable                                              60,644
                                                               -----------  ----------
           Net cash used in operating activities                  (816,621)   (380,054)
                                                               -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Cash received from acquisition of business                      15,121         --
    Acquisition of property & equipment                           (350,345)   (314,003)
                                                               -----------  ----------
          Net cash used in investing activities                   (335,224)   (314,003)
                                                               -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from Loans                                        630,200     825,000
    Proceeds from sale of common stock                                 --          --
    Advance subscription                                           422,781         --
                                                               -----------  ----------
          Net cash provided by financing activities              1,052,981     825,000
                                                               -----------  ----------
NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENT                  (98,864)    130,943

CASH & CASH EQUIVALENT, BEGINNING BALANCE                          130,943         --
                                                               -----------  ----------
CASH & CASH EQUIVALENT, ENDING BALANCE                         $    32,079  $  130,943
                                                               ===========  ==========

                  The accompanying notes are an integral part
                   of these consolidated financial statements

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

1.     DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

The Company was originally incorporated under the name Engineering Services, Inc. (a Nevada Corporation), on July 13, 1984. The Company changed its name to Deep Earth, Inc. in November, of 1998. The Company was originally engaged in the activity of seeking and developing mining properties and has been inactive after 1991, and became essentially a dormant shell without assets or liabilities. On November 29, 1999, the Company changed its name to Castpro.com, Inc. On December 31, 1999, the Company entered into a stock for stock exchange, whereby it acquired all of the stock of Castpro.com, LLC, a newly organized California corporation formed to conduct the web cast business, in exchange for the issuance of 8,000,000 additional shares of its Common Stock. On December 29, 2000, the Company entered into a stock for stock exchange, whereby it acquired all of the outstanding stock of Prime Time Media Solutions, a Texas corporation
(PTS) doing business of acquiring and selling media time. On November 27, 2000, the Company changed its name to Thaon Communication, Inc. Prior to October 1, 2000, the Company was a development stage company.

Quinntal, International (California Incorporated) was formed on January 12, 1999. Quinntal, International changed its name to CASTPRO.COM, LLC ("LLC") on August 6, 1999. The LLC is a provider of live, on-location digital web cast productions for corporations and major event marketers. The LLC specializes in streaming media production of concerts, tradeshows, interviews, sporting events and movie premiers. The LLC also produces streaming media for key business-related events such as shareholders meetings, press release and earnings announcements, product launches and training sessions.

PTS was formed on May 23, 1996. PTS is a diversified media company specializing in reaching targeted audiences. PTS buys media time from various broadcasting networks and sells to its clients. PTS markets products and services, which it develops, licenses exclusively or distributes for third parties, utilizing network and cable television, radio, newspapers, magazines, and the Internet.

2.     PRINCIPLES OF CONSOLIDATION

The Consolidated Financial Statements include the accounts of Thaon Communication, Inc. and its wholly owned subsidiaries CASTPRO.COM, LLC and Prime Time Media Solutions. All significant inter-company transactions and balances have been eliminated for the year ended December 31, 2000 and 1999.

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on the Company's financial statements.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Media Receivable

Media receivable represents media time invoiced and already aired through the year end.

Prepaid Media Expenses

Prepaid Media Expenses represents purchased television airtime scheduled to air subsequent to the balance sheet date.

Media Payables

Media payables represents television time aired and payable to a broadcasting network but not paid through the year end.

Customer credits

Customer credits represents advance payments by customers or credit issued to customer for media time already aired.

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

Deferred media revenue

Deferred media revenue represents media time invoiced to the customers but to be aired in the subsequent year.

Web site development costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

Costs of start-up activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on the Company's financial statements.

Goodwill

The Company continually monitors its goodwill to determine whether any impairment of this asset has occurred. In making such determination with respect to goodwill, the Company evaluates the performance, on an undiscounted cash flow basis, of the underlying assets or group of assets that gave rise to this amount. Goodwill is being amortized on the straight-line basis over 15 years. As of December 31, 2000, goodwill was $5,871,861.

Research and Development

Expenditures for software development costs and research are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The period between achieving

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

technological feasibility and the general availability of such software has been short. Consequently, costs otherwise capitalizable after technological feasibility is achieved are generally expensed because they are insignificant.

Revenue Recognition

Revenue is recognized when earned. Web conferencing customers are charged a fee based on each participant's actual time on the conference, which is recognized as revenue upon completion of the conference. Customers are charged a fee to upload visuals for web conferences, which is also recognized as revenue upon completion of the conference.

Web streaming customers are charged for content encoding and hosting. Content encoding is the conversion of the customer's media into formats which can be accessed over the internet using widely available media players and, for some customers, indexing the media to facilitate search and reporting capabilities. Revenue from content encoding is recognized when the content is available for viewing over the Internet. Hosting is the maintenance of the content on the Company's servers and, for some customers, providing access to information about content usage. Revenue related to content hosting is recognized ratably over the hosting period.

PTS recognizes revenue for media placement services when the advertisement is aired. Costs related to insignificant obligations, which include telephone support for certain products, are accrued. Provisions are recorded for concessions and bad debts. Cost of revenue includes direct costs to buy media placement services. PTS recognizes a corresponding expense in Costs of Revenues as station media expense.

Allowance for doubtful accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. Allowance for bad debts as of December 31, 2000 and 1999, amounted to $609,341 and $-0-, respectively.

Advertising

The Company expenses advertising costs as incurred.

Segment Reporting

Thaon Communication, Inc. allocates resources and assesses the performance of its sales activities as one segment. During the years ended December 31, 2000 and 1999, the Company only operated in one segment therefore segment disclosure has not been presented.

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

Issuance of Shares for Service

Valuation of shares for services is based on the estimated fair market value of the services performed.

Recent Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

In June 1999, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards (SFAS) No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Financial Accounting Standards (SFAS) No. 137, "Accounting for Derivative Instruments and Hedging Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Financial Accounting Standards (SFAS) No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Financial Accounting Standards SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and a replacement of FASB Statement No. 125." This statement is not applicable to the Company.

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal year beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of Revenue recognition.

In March 2000, the FASB issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation." This Interpretation clarifies (a) the definition of employee for purposes of applying APB Opinion No. 25, (b) the criteria for determining whether a plan qualifies as a no compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. The adoption of this Interpretation has not had a material impact on the Company's financial position or operating results.

Reclassifications

Certain amounts in the 1999 financial statements have been reclassified to conform with the 2000 presentation

4.     NOTES RECEIVABLE

As of December 31, 2000, the Company has a note receivable from a Company related through common management, amounting $852,931. The Note is interest free, secured by the inventory and due by September 30, 2001.

As of December 31, 2000, the Company has a note receivable from an officer amounting $15,545. The note is unsecured, interest free and due on demand.

As of December 31, 2000, the company has a note receivable amounting $231,660, which is interest free, unsecured and due by April 3, 2002.

5.     PROPERTY AND EQUIPMENT

Property and Equipment are stated at cost or fair values at the date of acquisition and, in the case of equipment under capital lease, the present value of minimum lease payments. Depreciation and amortization of property and equipment are computed using the straight-line method over the following estimated useful lives:

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

             Equipment and Computers                5 years
             Leasehold Improvements                 5 years (term of lease)
             Furniture, Fixtures and Vehicles       5 years

Property and equipment consists of the following:
                                                 2000         1999
                                              ----------   ----------
             Computer                         $  240,960   $   66,388
             Equipment                           266,125      234,713
             Furniture and fixtures               33,500       11,002
             Vehicles                            520,861        1,900
             Leasehold improvements                5,445         --
                                              ----------   ----------
                                               1,066,891      314,003
             Less: accumulated depreciation
               & amortization                    305,789       32,297
                                              ----------   ----------
             Property & Equipment (net)       $  761,102   $  281,706
                                              ==========   ==========


6.     NOTES PAYABLE

The Company has a note payable on December 31, 2000 amounting $50,000, which is non interest bearing, unsecured, and due on demand.

The Company has a note payable on December 31, 2000 amounting $47,412, is unsecured, bears an interest rate of 10% per year and is due by August 25, 2000.

The Company has Notes payable under various capital leases amounting $167,910. The notes are secured by the assets being leased, bear interest rates ranging from 7.2% to 17.7% and are due by various dates through May 15, 2005. The monthly installment ranges from $80 to $680. Total current portion of the capital lease obligation is $28,988.

The current maturity of notes payable, including capital lease obligations, is as follows:

                Year Ended December 30
                ----------------------
             2001              $126,400
             2002                31,740
             2003                44,012
             2004                49,696
             2005                13,474
                               --------
            TOTAL              $265,322
                               ========

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

7.     INCOME TAXES

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through December 31, 2000, the Company incurred net operating losses for tax purposes of approximately $1,760,000. Differences between financial statement and tax losses consist primarily of depreciation was immaterial at December 31, 2000. The net operating loss carryforwards may be used to reduce taxable income through the year 2015. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2005. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

The net deferred tax asset balance as of December 31, 2000 was approximately $703,700. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carrytforwards cannot reasonably be assured.

8.     STOCKHOLDERS' EQUITY

Stock Split

On July 14, 2000, the Board of Directors of the Company declared a 3 for 1 forward stock split of the Company's common stock, effective July 21, 2000 for shareholders of record on July 17, 2000. On November 20, 2000, the Company effected a 2-for-1 stock split of its common stock and increased the number of authorized shares to 100,000,000. All share and per share data have been retroactively restated to reflect these stock split, change in the authorized shares.

Preferred Stock

On November 28, 2000, the Company amended its Certificate of Incorporation to provide for the issuance of preferred stock. The Company is authorized to issued 25,000,000 shares of Preferred stock of $1 par value. In connection with the acquisitions of PTS, the Company issued 2,000,000 shares of series A convertible preferred stock of the Company. The Company also placed in escrow 1,000,000 shares of series A convertible preferred stock which are deliverable subject to attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by PTS. The Class A convertible Preferred stock shall be entitled to receive 6% per annum dividend, in preference to any other class. Class A convertible Preferred stock shall, at the option of the holder thereof, be convertible into fully paid share of common stock, equal to

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

the par value of the Class A convertible Preferred stock being converted plus accrued and unpaid dividends, divided by 95% of the market price of the common stock. The Class A convertible Preferred stock shall be redeemable by the corporation at any time at the rate of $1.00 plus accrued and unpaid dividends. Upon receipt of notice of redemption, the holders of preferred stock will have 30 days to convert Class A convertible Preferred stock into common stock.

Common stock

On December 31, 1999, the company entered into a Share Exchange Agreement, whereby it acquired 400 shares of the common stock of LLC representing 100% of the LLC's outstanding common stock, from the LLC shareholders, in exchange of the issuance by the Company to the LLC Shareholders of 48,000,000 shares of the Company's Common Stock.

In 1999, the Company issued a total of 4,950,000 shares of its common stock to two of the Company's creditors, in exchange for the cancellation of $825,000 in principal and accrued interest owed by the Company to said entities.

In 2000, the Company issued a total of 3,810,000 shares of its common stock to the Company's creditors, in exchange for the cancellation of $635,000 in principal and accrued interest owed by the Company to said creditors.

In 2000, the Company issued a total of 200,000 shares of its common stock to a consultant against the consulting fees of $100,000.

Stock Options

The Company has elected to account for the stock option plan under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense has been recognized for the stock option. Had compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology rescribed under Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have been increased by $174,147 in 2000. Basic and diluted net loss per share after recording the option cost would be $.029 per share. The weighted average fair value of the options granted during 2000 was estimated using the Black-Scholes option pricing model at $0.28, using the following assumptions:

                           Risk-free interest rate            6.0%
                           Expected life (years)              3
                           Expected volatility                101.3%
                           Expected dividends                 None

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

A summary of option transactions during the years ended December 31, 2000 is shown below:

Number of options outstanding on January 1, 2000                   --

Number of options granted in 2000                               630,000

Number of options outstanding on December 31, 2000              403,000

Number of options exercisable at December 31, 2000              403,000

Weighted average exercise price per share outstanding
       and per share exercisable                               $   1.10

Total compensation cost recognized in 2000
       for stock based compensation awards                     $   --

Grant date fair value of options granted in 2000               $174,147

Weighted average grant date fair value
      of options granted in 2000                               $   0.54

Weighted average remaining contractual
      life of options outstanding and exercisable              10 years

No options were exercised in 2000. During 2000, 230,000 options expired. No options were granted prior to January 1, 2000. The calculation of the fair values of the options, under the minimum value method, assumes that no corporate dividends will be issued prior to exercise of the options, and that the options will be exercised immediately prior to the exercise expiration date.

As of December 31, 2000, the Company has received $422,781 in Advance Subscription for 94,114 common shares to be issued subsequent to the year end.

9.     ACQUISITION

Effective December 31, 1999 the Company acquired 400 shares of Castpro LLC (representing 100% of all shares) for 48,000,000 shares of the Company. At the time of the business combination, the Company was an active public shell and had no assets or liabilities. Since the former controlling shareholders of the LLC controlled the Company after the business combination, the transaction has been accounted for as a reverse acquisition.

On December 29, 2000, the Company acquired all of the outstanding stock of PTS (a Texas Corporation) in exchange for 2,000,000 shares of series A convertible preferred stock of the Company. The Company also placed in escrow 1,000,000 shares of series A convertible preferred stock which are deliverable subject to

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

attainment of at least a specific gross revenue and pre tax net income target for the year ended December 31, 2001 by PTS. The preferred stock was valued at $2.25 per share which approximates the per share market price of the common stock of the Company at the time of acquisition. The acquisition was accounted for by the purchase method of accounting. The results of operations of PTS and the estimated fair value of assets acquired and liabilities assumed are included in the financial statements from the date of acquisition. The Company has allocated the excess purchase price over the fair value of net tangible assets acquired to goodwill amounting $5,871,861.

The following un-audited pro forma financial information assumes the acquisition of PTS occurred at the beginning of the year in which the acquisition took place and, for comparative purposes, at the beginning of the immediately preceding year. These results have been prepared for informational purposes only and are not necessarily indicative of the operating results that would have occurred had the acquisition been made as discussed above. In addition, they are not intended to be a projection of future results (in thousands):

                                                       Year Ended
                                          December 31, 2000  December 31, 1999
                                        ----------------------------------------

       Revenues                         $    27,228,000      $   60,200,000
       Net income (loss)                $      (627,000)     $   (1,377,453)
       Net income per share - basic     $        (0.011)     $        (0.56)
       Net income per share - diluted   $        (0.011)     $        (0.31)


10.    COMMITMENTS

Operating Leases

The Company occupies certain office space and uses certain equipment and motor vehicles under lease agreements expiring at various dates through 2004. The leases generally require the Company to pay for utilities, insurance, taxes and maintenance, and some contain renewal options. Total rent expense charged to operations was $90,096 in 2000, $18,540 in 1999.

Future minimum payments relating to operating leases are as follows (in thousands):

                                2001           $ 120,368
                                2002              55,490
                               -----           ---------
 Total future minimum lease payments           $ 175,858
                                               =========

                           THAON COMMUNICATIONS, INC.
                          (FORMERLY, CASTPRO.COM, INC.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

11.    SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company did not pay any amount for tax or interest during the years ended December 31, 2000 and 1999.

The cash flow statements do not include following non-cash investing and financing activities:

(1) On July 14, 2000, the Board of Directors of the Company declared a 3 for 1 forward Stock split effective July 21, 2000. On November 20, 2000, the Company effected a 2-for-1 stock split of its common stock.

(2) Effective December 31, 1999 the Company acquired 400 shares of Castpro LLC (Representing 100% of all shares) for 48,000,000 shares of the Company.

(3) On December 29, 2000, the Company acquired all of the outstanding stock of PTS (a Texas Corporation) in exchange for 2,000,000 shares of series A convertible Preferred stock of the Company. The cash flow statements do not include acquisition of following assets and liabilities of PTS (the acquired Company):

                      Current assets                           $  3,212,287
                      Non-current assets                            223,462
                      Current liabilities                         4,642,464
                      Long term liabilities                         112,296

(4) The Company issued common stock against satisfaction of debt of $635,000 and $825,000 in the year ended December 31, 2000 and 1999, respectively.